CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report pertaining to The Union Central Life Insurance Company dated February 10, 1995 in Pre-Effective Amendment No. 1 to Registration Statement (Form S-6 No. 33-94858) and related Prospectus of Carillon Life Account.



                                   ERNST & YOUNG LLP


Cincinnati,  Ohio
November 27, 1995